UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 10, 2011
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
212-484-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Computation of Ratio of Earnings to Fixed Charges
Time Warner Inc. (“Time Warner”) is filing this Current Report on Form 8-K (this “Report”) to file the computation of its ratio of earnings to fixed charges for each of the five years from 2006 through 2010 as an exhibit for incorporation by reference into its Registration Statement on Form S-3 (File No. 333-165156) (the “Registration Statement”).
Legal Proceedings
Time Warner is also filing this Report for the purpose of incorporating by reference the following disclosure in the Registration Statement.
On March 10, 2011, Charlie Sheen and 9th Step Productions (collectively, “Sheen”) filed a lawsuit in the Superior Court for the County of Los Angeles against WB Studio Enterprises, Inc. (“WB Studios”), a subsidiary of Warner Bros. Entertainment Inc., and Chuck Lorre and Chuck Lorre Productions, the co-creator and co-executive producer of the television series Two and a Half Men. Plaintiffs’ complaint asserts several causes of action in connection with WB Studios’ termination of Sheen’s contract for the Two and a Half Men series, including breach of contract claims and intentional interference tort claims. Plaintiffs’ complaint seeks monetary damages of $100 million, among other damages in unspecified amounts. WB Studios, through its division Warner Bros. Television, is seeking to arbitrate both the plaintiffs’ claims and WB Studios’ claims before JAMS, Inc. (“JAMS”), and on March 7, 2011 JAMS commenced arbitration. The Company intends to vigorously defend against and pursue, as applicable, the claims asserted by and against Sheen in the proceedings described above.
Item 9.01. Financial Statements and Exhibits

Exhibit	Description

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President, Chief Financial and Administrative Officer

Date: March 29, 2011

EXHIBIT INDEX

Exhibit	Description

12.1	Computation of ratio of earnings to fixed charges.